EX 10.7

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol […***…]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

This amendment No.1 (the “Amendment No.1”) is made on the 25th day of October 2016,

BETWEEN

Airbus S.A.S., a société par actions simplifiée, created and existing under French law having its registered office at 1 Rond‑Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814

(hereinafter referred to as the "Seller"), on the one part,

AND

Allegiant Air, LLC a company created and existing under the laws of the state of Nevada having its principal place of business at 1201 North Town Center Drive, Las Vegas, Nevada 89144, United States of America

(hereinafter referred to as the “Buyer”), on the other part,

Each individually being hereinafter referred to as a “Party” and collectively as the “Parties”.

Whereas, the Buyer and the Seller have entered into an A320 aircraft purchase agreement, reference CT1107608, dated as of July 26, 2016, which, together with all Exhibits, Appendices and Letter Agreements attached thereto, and as amended, modified or supplemented from time to time, is hereinafter called the “Agreement”, and

Whereas, the Parties desire to revise the Scheduled Delivery Month previously specified with respect to certain A320 Aircraft.

NOW IT IS HEREBY AGREED AS FOLLOWS:

The capitalized terms used herein and not otherwise defined in this Amendment will have the meanings assigned to them in the Agreement. The terms “herein,” “hereof,” and “hereunder” and words of similar import refer to this Amendment No. 1.

1.	A320 AIRCRAFT RESCHEDULING

1.1	The Seller and the Buyer agree to revise the Scheduled Delivery Month for each of the following Aircraft as follows:

Aircraft Rank	Original Schedule Delivery Month/Year	Revised Scheduled Delivery Month/Year	Type
4	[…***…]	[…***…]	A320 Aircraft
5	[…***…]	[…***…]	A320 Aircraft

1.2	Clause 9.1 of the Agreement is hereby amended by deleting the table contained therein and replacing it with the following table:

Aircraft Rank	Schedule Delivery Month/Year	Type
1	[…***…]	A320 Aircraft
2	[…***…]	A320 Aircraft
3	[…***…]	A320 Aircraft
4	[…***…]	A320 Aircraft
5	[…***…]	A320 Aircraft
6	[…***…]	A320 Aircraft
7	[…***…]	A320 Aircraft
8	[…***…]	A320 Aircraft
9	[…***…]	A320 Aircraft
10	[…***…]	A320 Aircraft
11	[…***…]	A320 Aircraft
12	[…***…]	A320 Aircraft

2.	MISCELLANEOUS

2.1	The Parties hereby agree that the present Amendment No.1 shall enter into full force and effect from the date mentioned above.

2.2
Except as otherwise provided by the terms and conditions hereof, this Amendment No.1 contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other prior understandings, commitments, agreements, representations and negotiations whatsoever, oral and written, and may not be varied except by an instrument in writing of even date herewith or subsequent hereto executed by the duly authorized representatives of both Parties.

2.3
In the event of any inconsistency between the terms and conditions of the Agreement and those of the present Amendment No.1, the latter shall prevail to the extent of such inconsistency, whereas the part not concerned by such inconsistency shall remain in full force and effect.

2.4	This Amendment No.1 is subject to the confidentiality provisions set forth in Clause 22.9 of the Agreement.

2.5
The Parties agree that this Amendment No.1, upon execution hereof, shall constitute an integral and non-severable part of the Agreement and shall be governed by all of its provisions, as such provisions have been specifically amended pursuant to this Amendment No.1. Except as otherwise expressly modified herein, all other terms and conditions of the Agreement shall continue to be in full force and effect.

2.6
This Amendment No.1 may be executed by the Parties hereto in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

2.7
This Amendment No.1 shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws provisions that would result in the application of the law of any other jurisdiction.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, this Amendment No.1 was entered into the day and year first above written.

Agreed and Accepted                     Agreed and Accepted
For and on behalf of                    For and on behalf of

Allegiant Air, LLC                    Airbus S.A.S.

By: ______________________            By: ___________________

Its: _______________________            Its: ____________________